ASSIGNEMENT CONTRACT NO23

Moscow                                                  31st  of  December  2004

VICTORIA RESOURCES, INC., hereinafter referred to as "ASSIGNOR", represented by Kislinskii V.P., acting on the grounds of the letter of attorney w\n dated 13.08.2003, on the one part, and

LLC "TK "PTOMTECHRESURS", hereinafter referred to as "CESSIONARY", represented by the Director, Vozhdaev V.A., acting on the grounds of the Statute, on the other part, have made the present Contract about the following:

                           1. SUBJECT OF THE CONTRACT

     1.1. The Assignor shall assign and the Cessionary shall accept the right of demand to receive the share actual value in the charter capital of LLC "Victoria-Sibwood" in the amount of 15 300 000 (fifteen million three hundred thousand) rubles, that is equal to 551 377,18$ (five hundred fifty one thousand three hundred seventy seven dollar and eighteen cents), according to official rate of exchange of Central Bank of RF on 31.12.2004 (rate of ruble against the dollar - 27,7487 rub. For dollar) to LLC "Victoria-Sibwood", hereinafter referred to as "Debtor", under the articles of association of LLC "Victoria Sibwood" (Minutes 1 of organization meeting of Limited Liability Company "Victoria- Sibwood", dated the 3rd of September 2003, Foundation Agreement LLC "Victoria Sibwood", Bylaws of LLC "Victoria- Sibwood", Minutes No3 of extraordinary General Meeting of LLC "Victoria Sibwood", dated the 17th of September 2003), Notification of Assignor about the quitting the participants of LLC "Victoria-Sibwood dated the 5th of August 2004.

Before quitting the participants of LLC "Victoria-Sibwood, Assignor made a contribution to the authorized capital of LLC "Victoria-Sibwood" in the amount of 15 300 000 (fifteen million three hundred thousand) rubles on the grounds of Minutes No3 of extraordinary General Meeting of LLC "Victoria Sibwood", dated the 17th of September 2003.

     1.2. The right of demand, mentioned in point 1.1. of the present Contract, is assigned to Cessionary in full and under the terms, determined at the moment of the present Contract conclusion.


Cessionary:
           -----------------------------------------------

     1.4. On the grounds of the present Contract, Cessionary acquires the right to act without Assignor's letter of attorney on his own behalf.

                    2. RIGHTS AND LIABILITIES OF THE PARTIES

     2.1.  Cessionary  is  liable:

     2.1.1. To pay the Assignor fee in the amount and under conditions determined by point 3 of the present Contract.

     2.1.2. To send a written notice to the Debtor, informing about lapse of right under the present Contract, within 10 (ten) calendar days upon the moment of documents receipt, as provided by point 2.2.1. of the present Contract.

     2.2.  Assignor  is  liable:

     2.2.1. To submit the Cessionary all the documents, certifying the right of demand under the present Contract within 10 (ten) banking days upon the subscription of the present Contract.

     2.2.2. When signing the present Contract, to give the Cessionary all the information necessary for lapse of right of demand from Cessionary to the Debtor under the present Contract.

                            3. PAYMENT ARRANGEMENTS

     3.1. Cessionary shall pay a fee to Assignor for the lapse of right of demand under the present Contract to the Debtor; the fee appears as a result of ruble rate strengthening against USD within the validity period of the present Contract.

                              4. PAYMENT SCHEDULE

     4.1.  The  Cessionary  shall  pay  in  accordance

With  the  following  schedule
-----------------------------------------
No        Date               Amount, $USD
--------  -----------------  ------------
1.        30.09.2005          68 922,00
--------  -----------------  ------------
2.        31.12.2005          68 922,00
--------  -----------------  ------------
3.        30.03.2006          68 922,00
--------  -----------------  ------------
4.        30.06.2006          68 922,00
--------  -----------------  ------------
5.        30.09.2006          68 922,00
--------  -----------------  ------------
6.        31.12.2006          68 922,00
--------  -----------------  ------------
7.        30.03.2007          68 922,00
--------  -----------------  ------------
8.        30.06.2007          68 923,18
--------  -----------------  ------------
                     Total:  551 377,18
-----------------------------------------

The total amount is five hundred fifty one thousand three hundred seventy seven dollar and eighteen cents.


Cessionary:
           -----------------------------------------------

                          5. THE PARTIES RESPONSIBILITY

     5.1. The Assignor does not bear any responsibility against the Cessionary for non fulfillment or improper fulfillment of Debtor's liabilities concerning the return of share actual value in the authorized capital of LLC "Victoria -Sibwood" in accordance with point 1.1. of the present Contract.

     5.2. Concerning other provisions, not stipulated by the present Contract, the Parties bear responsibility as provided by the current legislation.

                                    6. CLAIMS

     6.1. All disputes or differences which may arise out or in connection to the present Contract are to be settled during negotiations. In case the Parties are unable to reach unanimous decision, all the disputes shall be referred to the Arbitration Court of Chelyabinsk region.

                              7. FINAL PROVISIONS

     7.1. Contract period of validity is fixed from the moment of its subscription and to the complete fulfillment of all obligations.

     The right of demand is lapsed from the Assignor to the Cessionary upon the subscription of the present Contract.

     7.2. All changes and Annexes to the present Contract are considered valid only if they are made in written form and signed by authorized representatives of the both parties.

     7.3. Concerning other provisions, not stipulated by the present Contract, the Parties follow the current legislation of RF.

     7.4. The Parties shall within 7 (seven) working days inform each other about change of the name of the company, address, banking details or other reorganizations.

     7.5. Parties are obliged to keep confidential concerning any information about Parties activity disclosed when executing the present Contract and being the commercial secret of any of the Party.

The present point of the Contract remains valid after the expiry date of the present Contract.


Cessionary:
           -----------------------------------------------

     7.6. The present Contract is drawn out in duplicate valid equally, a copy for either of the parties.

                8. ADDRESSES AND BANKING DETAILS OF THE PARTIES.

                                  CESSIONARY:
LLC  "TK  "Promtechresurs"
Legal  address:  454080  Chelyabinsk,  Vitebskaya
Str..2-B  TIN  7449044937       744901001  -
1047422507626  -/-  40702810100001001689  at
Chelyabinsk  Branch  OJSC  JSCB  "Avtobank-
Nikoil"  Chelyabinsk  C\A  30101810100000000781
BIC  047501781       51.65.2,51.65.6
   074191257

Director:
/S/ Vozhdaev V.A.

[SEAL]